SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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REGENERON PHARMACEUTICALS, INC.
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777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

April 24, 2007

Dear Fellow Shareholder:

     It is my pleasure to invite you to attend the 2007 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. to be held on Friday, June 8, 2007 at 10:30 in the morning at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

     The Notice of Annual Meeting and proxy statement in this mailing describe the items we plan to address at the meeting. We will also present a brief report on our business and give you the opportunity to ask questions of interest to Regeneron’s shareholders.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, you can cast your vote by completing the accompanying proxy and returning it in the enclosed prepaid envelope, or by voting through the Internet or by phone using the procedures described in the accompanying proxy statement and proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously submitted a proxy.

     I look forward to seeing you on June 8th.

Sincerely,

P. Roy Vagelos, M.D. Chairman of the Board of Directors

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
____________________

     The 2007 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. will be held on Friday, June 8, 2007, commencing at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York, for the following purposes:

(1)	to elect three directors for a term of three years;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007; and

(3)	to act upon such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

     The board of directors has fixed the close of business on April 12, 2007 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

As Authorized by the Board of Directors,

Stuart Kolinski Senior Vice President, General Counsel and Secretary

April 24, 2007

IMPORTANT

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign, and date the accompanying proxy card and return it promptly in the enclosed postage-prepaid envelope, or vote through the Internet or by phone using the procedures described in the accompanying proxy statement and proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted a proxy.

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

April 24, 2007

____________________

PROXY STATEMENT
____________________

GENERAL INFORMATION ABOUT THE MEETING

Why are you receiving these proxy materials?

     We are providing these proxy materials to you because Regeneron’s board of directors is asking (technically called soliciting) holders of the Company’s common stock and Class A stock to provide proxies to be voted at our 2007 Annual Meeting of Shareholders. The Annual Meeting is scheduled for June 8, 2007, commencing at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and your proxy will be used at the Annual Meeting or at any adjournment(s) or postponement(s) of the meeting. The Notice of Annual Meeting of Shareholders, this proxy statement, and the enclosed proxy card are being mailed to shareholders beginning on or about May 4, 2007.

Who is entitled to vote at the Annual Meeting?

     Only shareholders of record at the close of business on the record date, April 12, 2007, are entitled to vote at the Annual Meeting shares of common stock and/or Class A stock held on that date. As of April 12, 2007, 63,443,781 shares of common stock and 2,270,353 shares of Class A stock were issued and outstanding. The common stock and the Class A stock vote together on all matters as a single class, with the common stock being entitled to one vote per share and the Class A stock being entitled to ten votes per share.

What are you being asked to vote on?

     We are asking you to vote on:

  the election of three directors for a three-year term; and

  the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007.

How can you vote?

     You may vote in person at the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

     If you vote by proxy in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy will vote your shares as you have directed in your proxy. If you sign and timely return your proxy card, but no indication is given as to how to vote your shares as to a proposal, your shares will be voted FOR the proposal. The board of directors knows of no matter, other than those indicated above under “What are you being asked to vote on?”, to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named in the proxy card will use their discretion as to how to vote shares represented by duly executed and timely returned proxies.

     If you attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the Annual Meeting a “legal proxy” authorizing you to vote your “street name” shares held as of the record date.

How do you vote by proxy?

     You may vote by proxy (1) by completing, signing, dating, and returning your proxy card in the enclosed envelope, (2) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 7, 2007, or (3) by calling 1-800-690-6903 by 11:59, Eastern Time, on June 7, 2007. If your shares are held in “street name” through a broker, bank, or other nominee, you must provide written instructions to the nominee on how to vote your shares. You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

If you are a Regeneron employee or former employee, how do you vote shares in the Company Stock Fund in your 401(k) account?

     If you participate in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan, you may provide voting instructions to Capital Bank and Trust Company, the plan’s trustee, (1) by completing, signing, dating, and returning your proxy card in the enclosed envelope, (2) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 7, 2007, or (3) by calling 1-800-690-6903 by 11:59, Eastern Time, on June 7, 2007. The trustee will vote your shares in accordance with your duly executed instructions. If you fail to sign or timely return the proxy voting instructions, whether by mail, by telephone, or over the Internet, the trustee will vote your shares as “ABSTAIN.”

Can you change your vote or revoke your proxy?

     Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy by mail, you must (i) file with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy you previously submitted or (ii) duly execute a later dated proxy relating to the same shares and deliver it to the Secretary of the Company or other designee before the taking of the vote at the Annual Meeting. If you voted by proxy electronically through the Internet or by telephone as described above, you may simply vote again at a later date using the same procedures, in which case the later submitted proxy will be recorded and the earlier vote revoked. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee in “street name,” you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy.

What constitutes a quorum?

     The presence at the Annual Meeting, in person or by proxy, of the holders of the majority of the votes of the shares of common stock and Class A stock issued and outstanding and entitled to vote on the record date, taken together as a single class, will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for the purposes of establishing a quorum. Brokers holding your shares in their name will have discretionary voting power to vote those shares with respect to the election of directors (Proposal No. 1) and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007 (Proposal No. 2) without instruction from you, and, accordingly, broker non-votes will not occur with respect to either of these two proposals.

What vote is required to approve each item?

     The election of directors will be determined by a plurality of the votes cast in person or by proxy at the Annual Meeting. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Shares represented by proxies which are marked “WITHHELD” with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote on this proposal and thus will have no effect on the outcome of the vote. Shares represented by proxies which are marked “ABSTAIN” with regard to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007 (Proposal No. 2) will have no effect on the outcome of the vote on this proposal because abstentions do not constitute votes cast.

What are the board’s recommendations?

     The board of directors recommends that you vote:

  FOR election of the three nominated directors; and

  FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     According to the Company’s Certificate of Incorporation, the board of directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently three Class I Directors whose terms expire at the 2007 Annual Meeting, three Class II Directors whose terms expire at the 2008 Annual Meeting, and four Class III Directors whose terms expire at the 2009 Annual Meeting (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

     Biographical information is given below, as of April 12, 2007, for each nominee for Class I Director whose current term of office expires at the 2007 Annual Meeting, and for each Class II and Class III Director whose term of office will continue after the 2007 Annual Meeting. The board of directors, upon the recommendation of the Corporate Governance Committee, has nominated for election at the 2007 Annual Meeting Leonard S. Schleifer, M.D., Ph.D., Eric M. Shooter, Ph.D., and George D. Yancopoulos, M.D., Ph.D. as Class I Directors for a three-year term expiring at the 2010 Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders.

The Board Unanimously Recommends a Vote FOR the Election of Leonard S. Schleifer, M.D., Ph.D., Eric M. Shooter, Ph.D., and George D. Yancopoulos, M.D., Ph.D. as Class I Directors for a Term Expiring at the 2010 Annual Meeting.

Nominees for Class I Directors for Election at the 2007 Annual Meeting
for a Term Expiring at the 2010 Annual Meeting

Leonard S. Schleifer, M.D., Ph.D.	LEONARD S. SCHLEIFER, M.D., Ph.D., 54, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical College (now called Weill Medical College of Cornell University), and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical College in the Departments of Neurology and Neurobiology. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

Eric M. Shooter, Ph.D.

ERIC M. SHOOTER, Ph.D., 82, a co-founder of the Company, has been a Director since 1988. Dr. Shooter has been a Professor at Stanford University School of Medicine since 1968 and is now a Professor Emeritus. He was the founding Chairman of the Department of Neurobiology at Stanford University School of Medicine in 1975 and served as its Chairman until 1987. Dr. Shooter is a Fellow of the Royal Society of England and a member of the National Academy of Sciences.

George D. Yancopoulos, M.D., Ph.D.

GEORGE D. YANCOPOULOS, M.D., Ph.D., 47, has been Executive Vice President, Chief Scientific Officer, and President, Regeneron Research Laboratories since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President, Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. Dr. Yancopoulos is a member of the National Academy of Sciences.

Class II Directors Continuing in Office
Term Expires at the 2008 Annual Meeting

Alfred G. Gilman, M.D., Ph.D.

ALFRED G. GILMAN, M.D., Ph.D., 65, a co-founder of the Company, has been a Director of the Company since July 1990. Dr. Gilman has served as Dean of the University of Texas Southwestern Medical School since 2005 and has held the Raymond and Ellen Willie Distinguished Chair in Molecular Neuropharmacology at the University of Texas Southwestern Medical School since 1987. Dr. Gilman is a member of the National Academy of Sciences, and he received the Nobel Prize for Physiology or Medicine in 1994. Dr. Gilman is a member of the Board of Directors of Eli Lilly & Company.

Joseph L. Goldstein, M.D.

JOSEPH L. GOLDSTEIN, M.D., 66, has been a Director of the Company since June 1991. Dr. Goldstein has been the Professor of Medicine and Genetics and Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas since 1977. Dr. Goldstein is a member of the National Academy of Sciences. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985.

P. Roy Vagelos, M.D.

P. ROY VAGELOS, M.D., 77, has been Chairman of the Board of the Company since January 1995. Prior to joining Regeneron, Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994. Dr. Vagelos is the Chairman of the Board of Theravance, Inc.

Class III Directors Continuing in Office
Term Expires at the 2009 Annual meeting

Charles A. Baker

CHARLES A. BAKER, 74, has been a Director of the Company since February 1989. In September 2000, Mr. Baker retired as Chairman, President, and Chief Executive Officer of The Liposome Company, Inc., a position he had held since December 1989. During his career, Mr. Baker served in a senior management capacity in various pharmaceutical companies, including tenures as Group Vice President, Squibb Corporation (now Bristol-Myers Squibb) and President, Squibb International, and various senior executive positions at Abbott Laboratories and Pfizer, Inc. Mr. Baker currently is a member of the Board of Directors of Progenics Pharmaceuticals, Inc.

Michael S. Brown, M.D.

MICHAEL S. BROWN, M.D., 66, has been a Director of the Company since June 1991. Dr. Brown is Professor of Medicine and Genetics and the Director of the Center for Genetic Diseases at the University of Texas Southwestern Medical Center at Dallas, a position he has held since 1985. His scientific contributions in cholesterol and lipid metabolism were made in collaboration with Dr. Joseph L. Goldstein. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985. Dr. Brown is a member of the Board of Directors of Pfizer, Inc.

Arthur F. Ryan

ARTHUR F. RYAN, 64, has been a Director of the Company since January 2003. Mr. Ryan is the Chairman and Chief Executive Officer of Prudential Financial, Inc., one of the largest diversified financial institutions in the world. Prior to joining Prudential in December 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan ran Chase’s worldwide retail bank between 1984 and 1990.

George L. Sing	GEORGE L. SING, 57, has been a Director of the Company since January 1988. Since 1998, he has been a Managing Director of Lancet Capital, a venture capital investment firm in the healthcare field.

     The Corporate Governance Committee will consider a nominee for election to the board of directors recommended by a shareholder of record, if the shareholder submits the nomination in compliance with the requirements of our by-laws and the Guidelines Regarding Director Nominations, which are available on our website under the “Corporate Governance” heading on the “Investor Relations” page at www.regeneron.com.

     In considering potential candidates for the board of directors, the Corporate Governance Committee considers factors such as whether or not a potential candidate: (1) possesses relevant expertise; (2) brings skills and experience complementary to those of the other members of the board; (3) has sufficient time to devote to the affairs of the Company; (4) has demonstrated excellence in his or her field; (5) has the ability to exercise sound business judgment; (6) has the commitment to rigorously represent the long-term interests of the Company’s shareholders; and (7) such other factors as the Corporate Governance Committee may determine from time to time.

     In the case of an incumbent director whose term of office is set to expire, the Corporate Governance Committee reviews such director’s overall service to the Company during the director’s term. In the case of a new director candidate, the Corporate Governance Committee reviews whether the nominee is “independent,” based on applicable NASDAQ listing standards and applicable Securities and Exchange Commission and New York State rules and regulations, if necessary.

     The Corporate Governance Committee may employ a variety of methods for identifying and evaluating nominees for the board of directors. The Corporate Governance Committee may consider candidates recommended by other directors, management, search firms, shareholders, or other sources. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by our directors or management or by third party search firms or other sources. Candidates may be evaluated at regular or special meetings of the Corporate Governance Committee.

     The Company has established a process for shareholders to send communications to the members of the board of directors. Shareholders may send such communications by mail addressed to the full board, a specific member or members of the board, or to a particular committee of the board, at 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Corporate Secretary. All such communications will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

Board Committees

     The board has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, a Compensation Committee, and a Corporate Governance Committee, each of which is comprised entirely of independent directors. The board also has a standing Technology Committee. The board has adopted charters for the Audit Committee, Compensation Committee, Corporate Governance Committee, and Technology Committee, current copies of which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investor Relations” page. The current charter for the Audit Committee is attached as an exhibit to this Proxy Statement. Below is a summary description of our board committees.

BOARD COMMITTEES AND MEETINGS

     We show below information on the membership, key functions, and number of meetings of each board committee during 2006.

		Number of
		Meetings
Name of Committee and Members	Key Functions of the Committee	Held in 2006
AUDIT

George L. Sing, Chairman Charles A. Baker Arthur F. Ryan

•   Select the independent registered public accounting firm, review and approve their engagement letter, and monitor their independence and performance.

•   Review the overall scope and plans for the annual audit by the independent registered public accountants.

•   Approve performance of non-audit services by the independent registered public accounting firm and evaluate the performance and independence of the independent registered public accounting firm.

•   Review and approve the Company’s periodic financial statements and the results of the year-end audit.

•   Review and discuss the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.

•   Evaluate the internal audit process for establishing the annual audit plan; review and approve the appointment and replacement of the Company’s Chief Audit Executive, if applicable, and any outside entities providing internal audit services and evaluate their performance on an annual basis.

•   Review the independent registered public accounting firm’s recommendations concerning the Company’s financial practices and procedures.

•   Prepare an annual report of the Audit Committee for the proxy statement and annually evaluate the Audit Committee Charter.

		8
COMPENSATION

Charles A. Baker, Chairman Joseph L. Goldstein, M.D. George L. Sing

•   Evaluate the performance of the Chief Executive Officer and other executive officers of the Company and, subject to obtaining prior approval of the Chief Executive Officer’s compensation by the non-employee members of the board of directors, approve compensation for such employees.

•   Approve the total compensation budget for all Company employees.

•   Oversee the Company’s compensation and benefit philosophy and programs generally.

•   Prepare an annual report of the Compensation Committee for the proxy statement.

•   Review and approve the Compensation Discussion and Analysis to be included in the Company’s proxy statement.

		7
CORPORATE GOVERNANCE

Alfred G. Gilman, M.D., Ph.D., Chairman Arthur F. Ryan	• Identify qualified individuals to become members of the board and recommend such candidates to the board. • Assess the functioning of the board and its committees and make recommendations to the board concerning the appropriate size, function, and needs of the board. • Make recommendations to the board regarding non-employee director compensation. • Make recommendations to the board regarding corporate governance matters and practices.	2

		Number of
		Meetings
Name of Committee and Members	Key Functions of the Committee	Held in 2006
TECHNOLOGY

Michael S. Brown, M.D., Chairman Alfred G. Gilman, M.D., Ph.D. Joseph L. Goldstein, M.D. Eric M. Shooter, Ph.D. P. Roy Vagelos, M.D.	• Review and evaluate the Company’s research and clinical development programs, plans, and policies.	3

     The board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. You can find links to this code on our website under the “Corporate Governance” heading on the “Investor Relations” page at www.regeneron.com. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer or our principal financial and accounting officer by posting such information on our website (www.regeneron.com) where it is accessible through the same link noted above.

     The board of directors has determined that each of the following directors is independent as defined in the listing standards of the NASDAQ Stock Market LLC: Charles A. Baker, Michael S. Brown, M.D., Alfred G. Gilman, M.D., Ph.D., Joseph L. Goldstein, M.D., Arthur F. Ryan, Eric M. Shooter, Ph.D., and George L. Sing.

     The board of directors has determined that each of the current members of the Audit Committee, Messrs. Baker, Ryan, and Sing, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, is independent under Rule 10A-3(b)(i) of the Securities Exchange Act of 1934, as amended, and is independent as defined for audit committee members in the listing standards of the NASDAQ Stock Market LLC.

Board Meetings and Attendance of Directors

     The board held five regular meetings and one special meeting in 2006. All directors attended more than 75% of the total number of meetings of the board and committees of the board held while they were members. Commencing in 2004, at the recommendation of the Corporate Governance Committee, the board adopted the practice of conducting executive sessions of independent directors following each regularly scheduled board meeting. Board members are expected to attend the Company’s Annual Meeting of Shareholders absent a pressing reason, although the Company has no formal policy on the matter. All of the directors attended our 2006 Annual Meeting of Shareholders.

Compensation of Directors

     The board of directors determines the compensation of non-employee directors in conjunction with recommendations made by the Corporate Governance Committee. The Corporate Governance Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the board of directors when appropriate. The Corporate Governance Committee did not recommend any changes in compensation for non-employee directors for the fiscal year ended December 31, 2006. However, commencing in 2007, each non-employee director will receive an annual committee fee of $5,000 for each standing committee on the board on which he serves in addtion to the compensation described in the following paragraph.

     Directors who are employees receive no additional compensation for serving on our board of directors or its committees. Non-employee directors receive an annual retainer of $15,000 and a fee of $5,000 for each regular board meeting attended in person or, once a year, by telephone or videoconference. The Chairman of the Audit Committee receives an additional retainer of $5,000 per year. In 2006, no other retainers or fees were paid to directors for committee service. Non-employee directors are reimbursed for their actual expenses incurred in connection with their activities as directors, which may include travel, hotel, and food and entertainment expenses.

     Pursuant to the terms of the 2000 Long-Term Incentive Plan, each non-employee director receives an automatic grant of a stock option to purchase 15,000 shares of common stock on the first business day of each year, with an exercise price equal to the fair market value of a share of common stock on the date of grant. These stock options are exercisable as to one-third of the shares on the anniversary of the date of grant in each of the three subsequent calendar years and expire ten years following the date of grant. Since 2001, stock options granted to directors have included a “reload” provision. Non-employee directors who use shares of common stock held for at least six months to pay the exercise price of stock options that include a “reload” provision receive a new stock option to purchase shares of common stock in an amount equal to the number of shares surrendered to pay the exercise price of the “reload” stock options. The new stock option is granted at an exercise price equal to the fair market value of a share of common stock on the date of grant of the new stock option, has an expiration date that is the same as that of the initial stock option award, and does not include a “reload” provision.

     Since 2002, stock options granted to non-employee directors have included a double-trigger “change of control” provision, which would cause the immediate vesting of the stock options in the event that a director’s service as a member of the board is terminated without cause within two years of a change of control of the Company. Each non-employee director would have the right to nullify this acceleration of vesting, in whole or in part, if it would cause the director to pay excise taxes under the requirements of the Internal Revenue Code.

     On December 31, 1998, we entered into an employment agreement with the Chairman of the board of directors, Dr. Vagelos. Dr. Vagelos did not become an officer of the Company or change his title. Pursuant to the terms of his employment agreement, Dr. Vagelos receives an annual salary of $100,000. In the employment agreement, we agreed to recommend to the Compensation Committee that Dr. Vagelos be granted stock option grants for calendar years 2000 through 2003 in the amount of the greater of (a) 125,000 shares or (b) 125% of the highest annual option award granted to an officer of the Company.

     On December 19, 2006, the Compensation Committee granted Dr. Vagelos stock options to purchase 312,500 shares of common stock, at an exercise price of $20.32 per share, the fair market value per share of our common stock on the date of grant. This represented 125% of the highest annual stock option award granted to an officer in 2006, consistent with a practice followed by the Compensation Committee in prior years and Dr. Vagelos’s employment agreement. In making this award, the Compensation Committee took into consideration Dr. Vagelos’s active involvement in and significant contributions to the Company in 2006. The stock option award granted to Dr. Vagelos vests over four years and contains “reload” and “change of control” provisions identical to the ones described above for the non-employee directors. Pursuant to the terms of Dr. Vagelos’s employment agreement, if he dies or is disabled during the term of his employment, all stock options granted to him by the Company will immediately become vested and exercisable.

     The following table and explanatory footnotes provide information with respect to compensation paid to Dr. Vagelos and each non-employee director for their service in 2006 in accordance with the policies, plans, and employment agreement described above:

					Change in
	Fees			Non-equity	pension value
	earned	Stock		incentive	and deferred	All other
	or cash	awards	Option awards	plan	compensation	compensation	Total
Name of director	($)	($)	($)(1)(2)	compensation	earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Charles A. Baker	40,000	—	155,178	—	—	—	195,178
Michael S. Brown, M.D.	40,000	—	155,178	—	—	—	195,178
Alfred G. Gilman, M.D., Ph.D.	35,000	—	155,178	—	—	—	190,178
Joseph L. Goldstein, M.D.	40,000	—	155,178	—	—	—	195,178
Arthur F. Ryan	40,000	—	157,155	—	—	—	197,155
Eric M. Shooter, Ph.D.	40,000	—	155,178	—	—	—	195,178
George L. Sing	45,000	—	155,178	—	—	—	200,178
P. Roy Vagelos, M.D.	—	—	2,032,134	—	—	100,000 (3)	2,132,134

____________________

(1)	The amounts in column (d) reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) of option awards pursuant to the Company’s 2000 Long Term Incentive Plan and thus include amounts from option awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange commission on March 12, 2007.

(2)	At December 31, 2006, the non-employee directors had the following stock option awards outstanding: Mr. Baker: 135,000, Dr. Brown: 125,000, Dr. Gilman: 135,000, Dr. Goldstein: 115,000, Mr. Ryan: 70,000, Dr. Shooter: 115,000, and Mr. Sing: 105,000.

(3)	Amount reflects the salary paid pursuant to the terms of our employment agreement with Dr. Vagelos.

EXECUTIVE OFFICERS OF THE COMPANY

     All officers of the Company are appointed annually and serve at the pleasure of the board of directors. The names, positions, ages, and background of the Company’s executive officers are set forth below. Except as identified below, there are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

     LEONARD S. SCHLEIFER, M.D., Ph.D., 54, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical College (now called Weill Medical College of Cornell University), and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical College in the Departments of Neurology and Neurobiology. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

     GEORGE D. YANCOPOULOS, M.D., Ph.D., 47, has been Executive Vice President, Chief Scientific Officer and President, Regeneron Research Laboratories since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. He received his Ph.D. in Biochemistry and Molecular Biophysics and his M.D. from Columbia University. In 2004, Dr. Yancopoulos is a member of the National Academy of Sciences.

     MURRAY A. GOLDBERG, 62, has been Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer, and Assistant Secretary since December 2000. Prior to that date, he was Vice President, Finance and Administration, Chief Financial Officer, and Treasurer, positions he held since March 1995, and Assistant Secretary, a position he held since January 2000. Prior to joining the Company, Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics, Inc. from February 1991 and a Director of that company from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanamid Company. Mr. Goldberg received his M.B.A. from the University of Chicago and a M.Sc. in Economics from the London School of Economics.

     STUART A. KOLINSKI, 41, has been Senior Vice President, General Counsel and Secretary since January 2007. Prior to that date, he served as Vice President, General Counsel and Secretary, a position he held since September 2000. Prior to joining the Company, Mr. Kolinski was an Assistant General Counsel at Warner-Lambert Company. Mr. Kolinski was employed by Warner-Lambert Company from September 1994 until August 2000. Prior to joining Warner-Lambert Company, Mr. Kolinski was an associate with the law firm of Simpson Thacher & Bartlett LLP. Mr. Kolinski received his J.D. from New York University School of Law.

     PETER POWCHIK, M.D., 50, has been Senior Vice President, Clinical Development since joining the Company in October 2006. Prior to joining the Company, Dr. Powchik served as Senior Vice President and Chief Medical Officer of Chugai Pharma USA, a position he held from May 2005 until October 2006. From April 2001 until May 2005, he held various senior clinical development positions at Novartis Pharmaceuticals Corporation, most recently as Vice President, US Clinical Development and Medical Affairs. Dr. Powchik held various clinical development positions with Sepracor Inc. and Pfizer, Inc. from October 1996 to April 2001. Dr. Powchik received his M.D. from New York University School of Medicine.

     WILLIAM G. ROBERTS, M.D, 49, has been Vice President, Regulatory Development since May 1999. From 1993 until joining the Company, Dr. Roberts was employed by Merck & Co., Inc. as an Associate Director, Gastroenterology Clinical Research and, subsequently, Director, Regulatory Affairs. He received his M.D. from the Columbia University College of Physicians & Surgeons. Dr. Roberts is a son-in-law of our Chairman, Dr. Vagelos.

     RANDALL G. RUPP, Ph.D., 59, has been Senior Vice President, Manufacturing Operations since March 2004. From December 2000 until March 2004, Dr. Rupp was Senior Vice President, Manufacturing and Process Sciences. Prior to December 2000, he was Vice President, Manufacturing and Process Science, a position he held since January 1992. Dr. Rupp was Director of Manufacturing from July 1991 until December 1992. He received his Ph.D. in Biomedical Sciences from the University of Texas, M.D. Anderson Hospital and Tumor Institution, Houston.

     NEIL STAHL, Ph.D., 50, has been Senior Vice President, Research and Development Sciences since January 2007. Prior to that date, he served as Senior Vice President, Preclinical Development and Biomolecular Sciences, a position he held since December 2000. Prior to that date, he was Vice President, Preclinical Development and Biomolecular Sciences, a position he held since January 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in July 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

     ROBERT J. TERIFAY, 47, has been Senior Vice President, Commercial since joining the Company in February 2007. Prior to joining the Company, from January to October 2006, Mr. Terifay served as President and Chief Operating Officer of Arginox Pharmaceuticals. Prior to Arginox, Mr. Terifay was Senior Vice President, Business Operations at Synta Pharmaceuticals from March to December 2005. From February 2002 until March 2005, he held various senior commercial and marketing positions at Millennium Pharmaceuticals, Inc., most recently as Senior Vice President, Oncology Commercial. Mr. Terifay was Vice President Marketing at Cor Therapeutics, Inc. from 1996 until its acquisition by Millennium Pharmaceuticals, Inc. in February 2002. Mr. Terifay was Executive Vice President of Strategic Services at Saatchi & Saatchi from 1993 to 1996. From 1985 to 1993, he held various commercial and marketing positions at G.D. Searle & Company. Mr. Terifay received a Master of Management degree in Marketing and Health Service Management from the J.L. Kellogg Graduate School of Management, Northwestern University.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 12, 2007, the number of shares of the Company’s Class A stock and common stock beneficially owned by each of the Company’s directors, each of the Named Officers referred to under “Executive Compensation,” and all directors and executive officers as a group, based upon information obtained from such persons, and the percentage that such shares represent of the number of shares of outstanding common stock and Class A stock, respectively.

     The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 2,270,353 shares of Class A stock and 63,443,781 shares of common stock outstanding as of April 12, 2007, except that for each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock beneficially owned by that person (and by directors and executive officers as a group) and the percentage of common stock shown assumes the conversion on April 12, 2007 of all shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group) into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

     In computing the number of shares of common stock beneficially owned by a person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person (and by directors and executive officers as a group), shares of common stock subject to options held by that person (and by directors and executive officers as a group) that are currently exercisable or exercisable within sixty days after April 12, 2007 were deemed to be outstanding. Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

Management and Directors Stock Ownership Table as of April 12, 2007

	Shares of Class A Stock			Shares of Common Stock
	Beneficially Owned (1)			Beneficially Owned (1)
			Percent			Percent
Name of Beneficial Owner	Number		of Class	Number (2)		of Class
Leonard S. Schleifer, M.D., Ph.D.	1,710,790	(3)	75.4%	3,104,099	(8)	4.7%
P. Roy Vagelos, M.D.	0		*	3,099,351	(9)	4.8%
Charles A. Baker	62,384	(4)	2.7%	172,974	(10)	*
Michael S. Brown, M.D.	38,049	(5)	1.7%	171,049	(10)	*
Alfred G. Gilman, M.D., Ph.D.	76,237		3.4%	193,212	(10)	*
Joseph L. Goldstein, M.D.	52,000		2.3%	152,000	(11)	*
Arthur F. Ryan	0		*	55,000	(12)	*
Eric M. Shooter, Ph.D.	76,911	(6)	3.4%	176,911	(11)	*
George L. Sing	0		*	202,772	(13)	*
George D. Yancopoulos, M.D., Ph.D.	42,750	(7)	1.9%	1,234,290	(14)	1.9%
Murray A. Goldberg	0		*	248,587	(15)	*
Randall G. Rupp, Ph.D.	0		*	53,983	(16)	*
Neil Stahl, Ph.D.	0		*	204,297	(17)	*
All Directors and Executive Officers as a
Group (17 persons)	2,059,121		90.7%	9,358,706	(18)	13.2%

____________________

*	Represents less than 1%

(1)	The inclusion herein of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	For each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock listed includes the number of shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group).

(3)	Excludes the following shares as to which Dr. Schleifer disclaims beneficial ownership: 29,275 shares of Class A stock held in a trust for the benefit of a son of Dr. Schleifer’s, of which Dr. Schleifer’s wife is the custodian.

(4)	All shares of Class A stock are held by a limited partnership, of which Mr. Baker is a general partner.

(5)	Includes 2,700 shares of Class A stock held in trust for the benefit of Dr. Brown’s daughter, of which Dr. Brown is a trustee.

(6)	All shares of Class A stock are held in trust for the benefit of Dr. Shooter’s children (the Shooter Family Trust), of which Dr. Shooter is a trustee.

(7)	Includes 19,383 shares of Class A stock held in trust for the benefit of Dr. Yancopoulos’s children (of which Dr. Yancopoulos is a trustee) and excludes 205 shares held by Dr. Yancopoulos’s wife. Dr. Yancopoulos disclaims beneficial ownership of the shares of Class A stock held by his wife.

(8)	Includes 1,332,734 shares of common stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007 and 4,028 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Excludes the following shares as to which Dr. Schleifer disclaims beneficial ownership: 900 shares of common stock held in a trust for the benefit of a son of Dr. Schleifer’s, of which Dr. Schleifer’s wife is the custodian.

(9)	Includes 1,746,041 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007 and 1,676 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Includes 339,572 shares of common stock held in a charitable lead annuity trust, and 456,337 shares of common stock held in two separate grantor retained annuity trusts, of which Dr. Vagelos is the trustee. Includes 203,199 shares of common stock held by the Marianthi Foundation, and 349,193 shares of common stock held by the Pindaros Foundation, both charitable foundations, of which Dr. Vagelos is a director and an officer. Dr. Vagelos disclaims beneficial ownership of the shares held by these charitable foundations.

(10)	Includes 110,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007.

(11)	Includes 100,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007.

(12)	All shares of common stock beneficially owned represent shares of common stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007.

(13)	Includes 90,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007.

(14)	Includes 1,124,444 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007 and 4,002 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(15)	Includes 209,809 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007 and 4,028 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(16)	Includes 50,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007 and 3,983 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(17)	Includes 200,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007 and 3,947 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(18)	Includes 5,601,782 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007 and 27,064 shares of common stock held in accounts under the Company’s 401(k) Savings Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company is not aware of any director, executive officer or beneficial owner of more than 10% of our common stock who has not filed on a timely basis any report required by such Section 16(a) to be filed during or in respect of our fiscal year ended December 31, 2006.

REVIEW OF TRANSACTIONS WITH RELATED PERSONS

     The board of directors has adopted a policy for the review, approval, or ratification of related person transactions. These are transactions (or a series of related transactions) in which the Company is a participant, the amount involved exceeds $10,000, and a director, officer or more than 5% holder of our voting securities has a direct or indirect interest.

     The board of directors determined that the members of the Audit Committee are best suited to review and approve related person transactions. Accordingly, each related person transaction must be reviewed and approved or ratified by the members of the Audit Committee, other than any member of the Audit Committee that has an interest in the transaction. Under the policy, the Chairman of the Audit Committee is delegated the authority to approve certain related person transactions that require urgent review and approval.

     When reviewing, approving, or ratifying a related person transaction, the Audit Committee will examine several things, including the benefits to the Company, the impact of a director’s independence in the event that a director or his/her immediate family is involved in the transaction, the terms of the transaction, and the terms available to unrelated third parties or to employees in general, if applicable. Related person transactions are approved only if the Audit Committee (or the Chairman of the Audit Committee pursuant to delegated authority in the circumstances noted above) determines that they are in, or are not inconsistent with, the best interests of the Company and our shareholders.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is the name and address of, and the number of shares of Class A stock and common stock beneficially owned, as of April 12, 2007, by, each person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock or Class A stock. The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. We have based our calculation of percentage of shares of a class beneficially owned on 2,270,353 shares of Class A stock and 63,443,781 shares of common stock outstanding as of April 12, 2007, except that for the person listed who beneficially owns Class A stock, the number of shares of common stock beneficially owned by that person and percentage of common stock shown assumes the conversion on April 12, 2007 of all shares of Class A stock listed as beneficially owned by such person into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

     In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of common stock of such person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty days after April 12, 2007 were deemed to be outstanding. Such shares are not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

	Shares of			Shares of
	Class A Stock			Common Stock
	Beneficially Owned (1)			Beneficially Owned (1)
			Percent of			Percent of
Name and Address of Beneficial Owner	Number		Class	Number (2)		Class
Leonard S. Schleifer, M.D., Ph.D.	1,710,790	(3)	75.4%	3,104,099	(4)	4.7%
777 Old Saw Mill River Road
Tarrytown, NY 10591
FMR Corp. (5)	0		*	8,032,299		12.7%
82 Devonshire Street
Boston, Massachusetts 02109
Wellington Management Company, LLP (6)	0		*	4,135,570		6.5%
75 State Street
Boston, Massachusetts 02109
Barclays Global Investors, NA (7)	0		*	4,010,278		6.3%
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105
Feldon Invest SA	0		*	4,000,000		6.3%
Urbanizacion Obarrio
Swiss Bank Building
53rd Street
Panama City, Panama
Loomis Sayles & Company, L.P. (8)	0		*	3,719,352		5.9%
One Financial Center
Boston, Massachusetts 02111
____________________

*	Represents less than 1%

(1)	The inclusion herein of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. To our knowledge, except as set forth in these footnotes, the persons named in the table have sole voting and investment power with respect to all shares of common stock and Class A stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	For Dr. Schleifer, the number of shares of common stock includes the number of shares of Class A stock listed as beneficially owned by him.

(3)	Excludes the following shares as to which Dr. Schleifer disclaims beneficial ownership: 29,275 shares of Class A stock held in a trust for the benefit of a son of Dr. Schleifer’s, of which Dr. Schleifer’s wife is the custodian.

(4)	Includes 1,332,734 shares of common stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 12, 2007 and 4,028 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Excludes the following shares as to which Dr. Schleifer disclaims beneficial ownership: 900 shares of common stock held in a trust for the benefit of a son of Dr. Schleifer’s, of which Dr. Schleifer’s wife is the custodian.

(5)	These figures are based on a Schedule 13F dated December 31, 2006 filed by FMR Corp.

(6)	These figures are based on the Schedule 13G amendment filed by Wellington Management Company, LLP (“Wellington”) on February 14, 2007. The filing states that Wellington has shared power to vote or to direct the vote of 3,304,010 shares and the shared power to dispose or to direct the disposition of 4,098,070 shares.

(7)	These figures are based on the Schedule 13G amendment filed by Barclays Global Investors on January 23, 2007.

(8)	These figures are based on the Schedule 13G filed by Loomis Sayles & Company, L.P. (“Loomis”) on February 14, 2007. The filing states that Loomis has shared power to vote or to direct the vote of 91,897 shares.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements for the past eighteen years.

     The board of directors has directed that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2007 be submitted for ratification by the shareholders at the Annual Meeting. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2007 is not required by the Company’s By-Laws or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2007, the board of directors will consider the matter at its next meeting.

     PricewaterhouseCoopers LLP has advised the Company that it will have in attendance at the Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the Annual Meeting.

Information about Fees Paid to Independent Registered Public Accounting Firm

     Aggregate fees incurred related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005 were:

	2006	2005
Audit Fees	$901,850	$776,150
Audit Related Fees	7,950	2,800
All Other Fees	1,500	5,425
Total Fees	$911,300	$784,375

     Audit Fees Audit fees in 2006 and 2005 were primarily for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, and reviews of the Company’s quarterly financial statements included in its Form

10-Q filings. In addition, audit fees in 2006 included services in connection with the Company’s public offering of common stock and audit fees in 2005 included services related to the preparation and filing of an amendment to the Company’s “shelf” registration statement on Form S-3.

     Audit-Related Fees Audit related fees in 2006 were for advisory services concerning financial accounting and reporting matters. Audit related fees in 2005 related to the audit of the Company’s 401(k) Savings Plan.

     All Other Fees All other fees in 2006 were for an annual subscription to a technical accounting database. All other fees for 2005 were for compensation advisory services and an annual subscription to a technical accounting database.

     The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers. In 2006 and 2005, the Audit Committee pre-approved a general provision of $50,000 for certain types of accounting advisory services; however, no one engagement under the general provision could have an expected cost greater than $25,000. Management is responsible for notifying the Audit Committee of the status of accounting advisory service engagements at regularly scheduled Audit Committee meetings and, if the Audit Committee so determines, the general provision is replenished to $50,000. For any accounting advisory engagement expected to cost greater than $25,000, and for any other permissible consulting engagement, management is required to request specific pre-approval from the Audit Committee, or from the Chairman of the Audit Committee to whom the Audit Committee has delegated authority to approve such services, provided the Chairman reports any such approvals to the Audit Committee at its next scheduled meeting. The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal 2006.

The Board of Directors Unanimously Recommends a Vote FOR Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2007.

AUDIT COMMITTEE REPORT

     We have reviewed the audited financial statements of the Company for the year ended December 31, 2006, which are included in the Company’s Annual Report on Form 10-K and met with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (“Communication with Audit Committees”), which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also discussed with the independent registered public accounting firm their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company), as modified or supplemented.

     Based on the foregoing discussions and review, the Audit Committee recommended to the board of directors that the audited financial statements of the Company for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     We have appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. This appointment was based on a variety of factors, including PricewaterhouseCoopers LLP’s competence in the fields of accounting and auditing.

The Audit Committee

George L. Sing, Chairman
Charles A. Baker
Arthur F. Ryan

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     Overview of Executive Compensation Process

     The Compensation Committee of the board of directors is responsible for overseeing the Company’s general compensation philosophy and programs. The Compensation Committee evaluates the performance of our Chief Executive Officer, Chief Financial Officer and the other executive officers included on the Summary Compensation Table on page 23 (all of whom are referred to as the Named Officers) and approves compensation for the Named Officers (in the case of the Chief Executive Officer, subject to first obtaining the approval of the non-employee members of the board of directors). The Compensation Committee operates under a written charter adopted by the board of directors and regularly reviews and reassesses the adequacy of its charter. A copy of the current charter is available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investor Relations” page.

     Our senior management plays a significant role in the overall executive compensation process. They provide their assessment of the performance of all officers, including the Named Officers (other than our Chief Executive Officer). They also recommend, for Compensation Committee approval, salary, bonus, and stock option grant budgets for non-officers and make specific recommendations for salary increases, bonuses, and stock option grants for all officers (other than our Chief Executive Officer). Our Chief Executive Officer’s performance is evaluated directly by the Compensation Committee based on both his individual performance and our overall corporate performance against annual goals that are reviewed by the board of directors at the beginning of each year.

     The Compensation Committee has the sole authority to retain, at our expense, one or more third party compensation consultants to assist the Compensation Committee in performing its responsibilities and to terminate the services of the consultant if the Compensation Committee deems it appropriate. In 2006, the Compensation Committee utilized the services of Frederic W. Cook & Co., Inc. to assist it in fulfilling its responsibilities. Frederic W. Cook & Co. was retained exclusively by the Compensation Committee and has not been retained by management to perform any work for the Company. The Compensation Committee’s consultant reviews management recommendations on compensation plans, budgets, and strategies and advises the Compensation Committee on regulations and trends in executive compensation. The Compensation Committee’s consultant benchmarks compensation for our Chief Executive Officer and reviews senior management’s compensation recommendations for other officers, including the Named Officers, and provides general advice to the Compensation Committee on compensation matters.

     Annual salaries for the following year and year-end bonuses and stock option awards or other year-end equity awards for all employees are determined in December of each year based on Company and individual performance, as well as compensation trends in the biotechnology industry and among our benchmark peers. 2006 salaries and 2005 year-end bonuses and stock option awards for our Named Officers were established by the Compensation Committee in December 2005. In December 2006, the Compensation Committee reviewed the performance of each of the Named Officers and presented its recommendations for 2007 salaries and 2006 year-end bonuses and stock option awards for the Named Officers to the non-employee members of the board of directors for ratification. With respect to our Chief Executive Officer, this process was formalized in January 2007, when the charter of the Compensation Committee was amended to specify that the Compensation Committee would annually present the proposed annual compensation of the Chief Executive Officer to the non-employee members of the board of directors for approval.

     Peer Group

     The Compensation Committee has directed that we benchmark total cash compensation (base salary and annual cash bonus) for our Named Officers against a relevant peer group of companies (the “Peer Group”). Biopharmaceutical companies were selected by the Compensation Committee to be in the Peer Group based on factors including, but not limited to, market capitalization, geographic location, number of employees, therapeutic focus, stage of development, and whether the company has revenue from approved pharmaceutical products. The Compensation Committee, with the assistance of its compensation consultant, periodically reassesses the composition of the companies within the Peer Group and makes changes as appropriate. Management also reviews with the Compensation Committee data from nationally recognized compensation surveys in the biopharmaceutical industry.

     Tax Implications

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million in any year paid to the Chief Executive Officer and the other Named Officers. The Compensation Committee takes into account, and generally seeks to preserve, the deductibility of compensation in determining Named Officer compensation. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not qualify for the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate.

     Compensation Philosophy and Objectives

     Our executive compensation program is designed to attract, motivate, and retain our leaders and to align their interests to those of our shareholders. A substantial portion of executive cash compensation is linked to both individual and corporate performance. While this is true throughout the organization, the Compensation Committee believes that this is particularly important in determining compensation for our Chief Executive Officer and Chief Scientific Officer.

     The Compensation Committee believes that accountability and total compensation should generally increase with position and responsibility. The Compensation Committee also believes that the variable component of cash compensation should increase with position and responsibility. Consistent with this philosophy, individuals with greater responsibility and ability to influence our achievement of corporate goals and strategic initiatives receive higher cash compensation and have a higher proportion of their total cash compensation represented by cash bonus, and therefore at risk. Similarly, equity-based compensation in the form of stock option grants is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

     Elements of Executive Compensation

     There currently are three basic components to our executive compensation program: base salary, annual cash bonus, and stock options. In prior years, the Compensation Committee granted restricted stock awards to certain of the Named Officers and other employees. No shares of restricted stock were awarded to Named Officers in 2006. Our Named Officers also are entitled to certain perquisites and may participate in Company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan.

Base Salary

     We provide Named Officers and other employees with base salary to compensate them for services rendered during the fiscal year and provide them with a base level of monthly income. In determining base salaries for our Named Officers, the Compensation Committee considers the executive’s scope of responsibilities, experience, annual performance, and future potential. The Compensation Committee also looks at the market for comparable positions in our geographic region, competitive salary practices of companies in the Peer Group and the broader biopharmaceutical industry, and annual inflation levels.

Cash Bonus

     It has been our practice for the past several years to offer annual cash bonus opportunities to our Named Officers based on each Named Officer’s individual performance and our overall corporate performance using corporate goals that are reviewed by the board of directors at the beginning of each year. The Compensation Committee places a greater emphasis on our overall performance against these corporate goals when determining the annual cash bonus for our Chief Executive Officer and Chief Scientific Officer. The cash bonuses granted to the other Named Officers are based both on the overall corporate performance and their individual contributions and performances during the year. Although each Named Officer is eligible to receive an annual bonus, we have no formal bonus plan and the granting of any bonus to a Named Officer is entirely at the discretion of the Compensation Committee.

     We believe that giving the Compensation Committee discretion whether and in what amount to award annual cash bonuses, rather than working from a rigid bonus formula or plan, has been beneficial, given the stage of our business. However, the Compensation Committee will continue to re-evaluate this practice going forward to determine whether changes to our cash bonus practices are warranted.

Stock Options

     We have used stock option grants as the primary vehicle for offering long-term incentives and rewarding our Named Officers and employees. We also regard our stock option grants as a key retention tool because they vest in increments over time. Stock options help us maintain a competitive level of total compensation for our Named Officers and other eligible employees at a time when we do not have revenue and profits from product sales. Granting stock options as long-term incentives to executives is standard practice in our industry and is an important part of our effort to attract, retain, and motivate high-quality talent in key positions.

     The Compensation Committee grants stock option awards to our Named Officers and other eligible employees based on their annual performance and their position and responsibilities with the Company. Each of our Named Officers generally receives an annual stock option grant and most of our approximately 600 full-time employees are also eligible for an annual stock option grant. The number of stock options granted to each Named Officer is made on a discretionary basis, rather than by a formula. We have granted an average of approximately 2.3 million stock options to all employees each year for the past three years as part of the year-end stock option grants. While the Compensation Committee has determined that this level of stock option awards has been beneficial to the Company and its shareholders, it periodically re-evaluates this practice in light of competitive practices at the companies in the Peer Group and in the biopharmaceutical industry in general.

     It has been the practice of our Compensation Committee to grant annual stock option awards to eligible employees, including the Named Officers, on the day of a Compensation Committee meeting held during the third week of December. In 2006, stock option awards were granted to our Named Officers and other eligible employees on December 18, 2006. Pursuant to the terms of our 2000 Long-Term Incentive Plan, stock option awards are granted with an exercise price equal to the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Market on the date of the grant.

     Since 2001, stock options granted to our Named Officers have included a “reload” provision. A Named Officer who uses shares of common stock held for at least six months to pay the exercise price of stock options that include a “reload” provision receives a new stock option to purchase shares of common stock in an amount equal to the number of shares surrendered to pay the exercise price of the “reload” stock options. The new stock option is granted at an exercise price equal to the fair market value of a share of common stock on the date of grant of the new stock option, has an expiration date that is the same as that of the initial stock option award, and does not include a “reload” provision. We believe this “reload” feature enhances the long-term value of stock options by encouraging executives to exercise their stock options and become direct owners of our shares of common stock, which, in turn, supports our effort to attract, retain, and motivate the Named Officers.

     Option grants generally are in the form of incentive stock options, subject to Internal Revenue Code restrictions on the number of incentive stock options which can vest or be granted to any optionee in any given year. Incentive stock options afford the option holders certain tax advantages over non-qualified stock options and our Compensation Committee believes that this enhances their attractiveness as a compensation component. Options that cannot take the form of incentive stock options are granted as non-qualified stock options. The aggregate number of stock options (incentive plus non-qualified stock options) granted by the Compensation Committee to an employee on the date of grant, including the stock options granted to our Named Officers, generally vest at a rate of 25% per year over the first four years of the ten-year option term. Except as set forth below under the heading Post-Employment Compensation on page 29, stock option vesting ceases, and unvested stock options are forfeited, upon termination of employment.

     Because our Chief Executive Officer holds more than ten percent of the total combined voting power of our classes of stock, any incentive stock options granted to him must have an exercise price of at least 110% of the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Market on the date of the grant. In addition, any incentive stock options granted to him must expire after no more than five years from the date of grant. Because of these restrictions, our Chief Executive Officer was granted non-qualified stock options, and not incentive stock options, in 2006. As is generally the case with stock options granted to all other employees, these stock options vest at a rate of 25% over the first four years of a ten-year option term.

Perquisites and Other Benefits

     The Named Officers are provided with a limited number of perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Compensation Committee periodically reviews the perquisites and other personal benefits provided to the Named Officers, including the Chief Executive Officer.

     All of the Named Officers are eligible to receive financial and tax planning assistance (which are treated as taxable benefits) and, like other employees, may participate in company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan. All employees who participate in our 401(k) Savings Plan are eligible to receive certain matching contributions. In each plan year, we contribute to each participant’s account a matching contribution (in the form of shares of our common stock) equal to 50% of the first 6% of the participant’s compensation that the participant has contributed to the plan up to a maximum level established under the Internal Revenue Code, which in 2006 was $6,600. All of our Named Officers participated in our 401(k) Savings Plan during 2006 and received the maximum matching contribution in the form of shares of our common stock.

     Our Chief Executive Officer and Chief Scientific Officer are entitled to receive certain automobile allowances, as described in the footnote to the Summary Compensation Table on page 23. In addition, our Chief Executive Officer is entitled to receive certain additional perquisites and personal benefits pursuant to the terms of his employment agreement or as are otherwise approved by the Compensation Committee. These perquisites and personal benefits are described in the footnote to the Summary Compensation Table on page 23.

Potential Severance Benefits

     Except as described below, we are not obligated to pay severance or other enhanced benefits to Named Officers upon the voluntary or involuntary termination of their employment. We have no pension, deferred compensation, or, retirement plans. However, each of our Named Officers participates in our 401(k) Savings Plan, as described above.

     Since December 2002, stock option award agreements for all employees have included a provision for the acceleration of vesting of unvested stock options upon an involuntary termination without cause within two years of a change of control. Our Chief Executive Officer has an employment agreement that provides for certain severance benefits following a voluntary or involuntary termination, including following death or disability, or termination in connection with a change of control. The other Named Officers are party to a change of control severance plan, which provides certain benefits to them and other designated officers if they are terminated in connection with a change of control. Information regarding applicable payments under this employment agreement and change of control severance plan is provided under the heading Post-Employment Compensation on page 29.

     Except as provided in our employment agreement with our Chief Executive Officer and in our change of control severance plan, our Named Officers (other than our Chief Executive Officer) will forfeit any unvested stock option awards upon the termination of their employment for any reason, including death, disability, or retirement. Currently, when employees retire, they forfeit all unvested stock options and have up to two years to exercise their stock options that are vested as of the date of their retirement. Our Compensation Committee is evaluating this practice with respect to both vested and unvested stock options to determine whether additional rights should be given to employees who retire from the Company.

     The severance benefits provided to our Named Officers are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change of control of the Company. The severance benefits were established by the Compensation Committee following a review of comparable practices at the Company’s peer companies and with the advice of the Compensation Committee’s consultant.

Compensation Committee Report

     We have reviewed and discussed with management the Compensation Discussion and Analysis, beginning on page 18. Based on that review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Charles A. Baker, Chairman
Joseph L. Goldstein, M.D.
George L. Sing

Summary Compensation Table

     The following table and accompanying footnotes provide information regarding compensation earned by, or paid to, our Chief Executive Officer, Chief Financial Officer, and our three other highest-compensated executive officers in 2006. We refer to these five executive officers as our Named Officers.

SUMMARY COMPENSATION TABLE

							Change in
						Non-	pension
						equity	value and
						incentive	non qualified	All
						plan	deferred	other
				Stock	Option	compen-	compensa-	compen-
		Salary	Bonus	awards	awards	sation	tion earnings	sation		Total
Name and principal position	Year	($)	($)(1)	($)	($)(2)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Leonard S. Schleifer, M.D., Ph.D.	2006	685,000	420,000	—	2,203,117	—	—	86,986	(3)	3,395,103
President and Chief
Executive Officer
George D. Yancopoulos, M.D., Ph.D.	2006	544,300	335,000	—	1,593,780	—	—	22,155	(4)	2,495,235
Executive Vice President, Chief
Scientific Officer and President
Regeneron Research Laboratories
Murray A. Goldberg	2006	374,300	215,000	—	633,103	—	—	11,755	(5)	1,234,158
Senior Vice President, Finance &
Administration, Chief Financial
Officer, Treasurer, and Assistant
Secretary
Neil Stahl, Ph.D.	2006	348,400	171,000	—	796,890	—	—	11,755	(5)	1,328,045
Senior Vice President, Research
& Development Sciences
Randall G. Rupp, Ph.D.	2006	339,100	155,000	—	561,016	—	—	—		1,055,116
Senior Vice President,
Manufacturing Operations
____________________

(1)	Bonuses were accrued and earned in 2006 and paid in 2007.

(2)	The amounts in column (f) reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) of option awards pursuant to the Company’s 2000 Long Term Incentive Plan and thus include amounts from option awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange commission on March 12, 2007, but do not include estimates of forfeitures.

(3)	This amount includes (i) $20,424 for a car allowance and related expenses, (ii) $14,711 for life insurance and long-term disability insurance premiums, (iii) $13,015 for medical malpractice insurance premiums, (iv) $6,600 for 401(k) Savings Plan matching contributions made in February 2007, (v) $16,800 for dues related to the Company’s club membership, (vi) $5,155 for tax and financial planning advisory services, (vii) $4,312 for tax gross-ups related to tax and financial planning advisory services, and (viii) $5,969 for certain other miscellaneous expenses.

(4)	This amount includes (i) $10,400 for a car allowance and related expenses, (ii) $6,600 for 401(k) Savings Plan matching contributions made in February 2007, and (iii) $5,155 for tax and financial planning advisory services.

(5)	This amount includes (i) $6,600 for 401(k) Savings Plan matching contributions made in February 2007 and (ii) $5,155 for tax and financial advisory services.

Grants of Plan-Based Awards

     The following table and explanatory footnotes sets forth each equity award granted to our Named Officers during 2006. There were no non-equity incentive plan awards granted in 2006.

GRANTS OF PLAN-BASED AWARDS

									All	All other
									other	option
									stock	awards:
									awards:	number	Exercise	Grant
									number	of	or base	date fair
			Estimated future payouts			Estimated future payouts			of	securities	price of	value of
			under Non-equity incentive			under equity incentive			shares	under-	option	stock and
			plan awards			plan awards			of stock	lying	awards	option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or units	options	($/Sh)	awards
Name	date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	(1)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leonard S. Schleifer,	12/18/2006	(2)	—	—	—	—	—	—	—	250,000	20.32	3,624,550
M.D., Ph.D.
George D. Yancopoulos,	12/18/2006	(3)	—	—	—	—	—	—	—	195,079	20.32	2,823,350
M.D., Ph.D.	12/18/2006	(3)								4,921	20.32	76,290
Murray A. Goldberg	12/18/2006	(3)	—	—	—	—	—	—	—	70,079	20.32	1,011,075
	12/18/2006	(3)								4,921	20.32	76,290
Neil Stahl, Ph.D.	12/18/2006	(3)	—	—	—	—	—	—	—	95,079	20.32	1,373,530
	12/18/2006	(3)								4,921	20.32	76,290
Randall G. Rupp, Ph.D.	12/18/2006	(3)	—	—	—	—	—	—	—	70,079	20.32	1,011,075
	12/18/2006	(3)								4,921	20.32	76,290
____________________

(1)	The options have an exercise price equal to the average of the high and low sales price per share of the Company’s common stock on the NASDAQ Global Market on the date of grant. On December 18, 2006, the average of the high and low sales price of the Company’s common stock was $20.32 per share, and the closing price was $20.06 per share.

(2)	The Named Officer received a non-qualified stock option award that vests at a rate of 25% over the first four years of the ten-year option term.

(3)	The Named Officer received an incentive stock option award and a non-qualified stock option award. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the ten-year option term.

Outstanding Equity Awards

     The following table and explanatory footnotes provide information regarding unexercised stock options held by our Named Officers as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
									Equity
								Equity	incentive
								incentive	plan
			Equity					plan	awards:
			incentive				Market	awards:	market or
			plan				value of	number of	payout
			awards			Number	shares	unearned	value of
	Number of	Number of	number of			of shares	or	shares,	unearned
	securities	securities	securities			or units	units of	units or	shares,
	underlying	underlying	underlying			of stock	stock	other	units or
	unexercised	unexercised	unexercised	Option		that have	that	rights	other rights
	options	options	unearned	exercise	Option	not	have not	that have	that have
	exercisable	unexercisable	options	price	expiration	vested	vested	not vested	not vested
Name	(#)	(#)	(#)	($)	date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Leonard S. Schleifer, M.D., Ph.D.	—	250,000(1)	—	20.32	12/18/2016	—	—	—	—
	62,500	187,500(2)	—	11.64	12/19/2015	—	—	—	—
	114,463	103,926(3)	—	9.49	12/15/2014	—	—	—	—
	179,808	54,808(4)	—	13.00	12/15/2013	—	—	—	—
	7,692	7,692(4)	—	13.00	12/15/2013	—	—	—	—
	250,000	—	—	19.43	12/20/2012	—	—	—	—
	250,000	—	—	28.01	12/18/2011	—	—	—	—
	197,354	—	—	37.78	12/21/2010	—	—	—	—
	150,000	—	—	8.77	12/20/2009	—	—	—	—
	10,537	21,074(3)	—	10.44	12/15/2009	—	—	—	—
	73,010	—	—	7.41	1/4/2009	—	—	—	—
	37,370	—	—	8.63	1/1/2008	—	—	—	—
George D. Yancopoulos, M.D., Ph.D.	—	4,921(5)	—	20.32	12/18/2016	—	—	—	—
	—	195,079(5)	—	20.32	12/18/2016	—	—	—	—
	8,591	8,591(6)	—	11.64	12/19/2015	—	—	—	—
	41,409	141,409(6)	—	11.64	12/19/2015	—	—	—	—
	—	10,537(3)	—	9.49	12/15/2014	—	—	—	—
	100,000	89,463(3)	—	9.49	12/15/2014	—	—	—	—
	—	7,692(7)	—	13.00	12/15/2013	—	—	—	—
	150,000	42,308(7)	—	13.00	12/15/2013	—	—	—	—
	—	129,902(8)	—	8.50	12/20/2012	—	—	—	—
	—	3,430(8)	—	8.50	12/20/2012	—	—	—	—
	3,570	—	—	28.01	12/18/2011	—	—	—	—
	196,430	—	—	28.01	12/18/2011	—	—	—	—
	—	87,666(8)	—	8.50	1/5/2011	—	—	—	—
	—	46,666(8)	—	8.50	1/5/2011	—	—	—	—
	—	222,000(8)	—	8.50	1/5/2011	—	—	—	—
	334,000	—	—	37.78	12/21/2010	—	—	—	—
	100,000	—	—	8.77	12/20/2009	—	—	—	—
	26,991	—	—	7.41	1/4/2009	—	—	—	—
	73,009	—	—	7.41	1/4/2009	—	—	—	—
	9,556	—	—	10.56	6/3/2007	—	—	—	—
	90,444	—	—	10.56	6/3/2007	—	—	—	—
	10,277	—	—	9.50	2/1/2007	—	—	—	—
	19,723	—	—	9.50	2/1/2007	—	—	—	—

	Option Awards					Stock Awards
									Equity
								Equity	incentive
								incentive	plan
			Equity					plan	awards:
			incentive				Market	awards:	market or
			plan				value of	number of	payout
			awards			Number	shares	unearned	value of
	Number of	Number of	number of			of shares	or	shares,	unearned
	securities	securities	securities			or units	units of	units or	shares,
	underlying	underlying	underlying			of stock	stock	other	units or
	unexercised	unexercised	unexercised	Option		that have	that	rights	other rights
	options	options	unearned	exercise	Option	not	have not	that have	that have
	exercisable	unexercisable	options	price	expiration	vested	vested	not vested	not vested
Name	(#)	(#)	(#)	($)	date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Murray A. Goldberg	—	70,079(5)	—	20.32	12/18/2016	—	—	—	—
	—	4,921(5)	—	20.32	12/18/2016	—	—	—	—
	8,591	8,591(6)	—	11.64	12/19/2015	—	—	—	—
	10,159	47,659(6)	—	11.64	12/19/2015	—	—	—	—
	—	10,537(3)	—	9.49	12/15/2014	—	—	—	—
	37,500	26,963(3)	—	9.49	12/15/2014	—	—	—	—
	56,250	11,058(7)	—	13.00	12/15/2013	—	—	—	—
	—	7,692(7)	—	13.00	12/15/2013	—	—	—	—
	—	3,431(8)	—	8.50	12/20/2012	—	—	—	—
	54,853	—	—	19.43	12/20/2012	—	—	—	—
	—	25,000(8)	—	8.50	12/18/2011	—	—	—	—
	—	12,451(8)	—	8.50	1/5/2011	—	—	—	—
	—	882(8)	—	8.50	1/5/2011	—	—	—	—
	27,189	—	—	8.77	12/20/2009	—	—	—	—
	4,643	—	—	8.77	12/20/2009	—	—	—	—
	3,000	—	—	7.41	1/4/2009	—	—	—	—
	7,624	—	—	8.63	1/1/2008	—	—	—	—
Neil Stahl, Ph.D.	—	4,921(5)	—	20.32	12/18/2016	—	—	—	—
	—	95,079(5)	—	20.32	12/18/2016	—	—	—	—
	8,591	8,591(6)	—	11.64	12/19/2015	—	—	—	—
	16,409	66,409(6)	—	11.64	12/19/2015	—	—	—	—
	—	10,537(3)	—	9.49	12/15/2014	—	—	—	—
	50,000	39,463(3)	—	9.49	12/15/2014	—	—	—	—
	—	7,692(7)	—	13.00	12/15/2013	—	—	—	—
	75,000	17,308(7)	—	13.00	12/15/2013	—	—	—	—
	—	63,234(8)	—	8.50	12/20/2012	—	—	—	—
	—	3,432(8)	—	8.50	12/20/2012	—	—	—	—
	—	50,000(8)	—	8.50	12/18/2011	—	—	—	—
	—	1,600(8)	—	8.50	1/5/2011	—	—	—	—
	—	15,066(8)	—	8.50	1/5/2011	—	—	—	—
	50,000	—	—	8.77	12/20/2009	—	—	—	—

	Option Awards					Stock Awards
									Equity
								Equity	incentive
								incentive	plan
			Equity					plan	awards:
			incentive				Market	awards:	market or
			plan				value of	number of	payout
			awards			Number	shares	unearned	value of
	Number of	Number of	number of			of shares	or	shares,	unearned
	securities	securities	securities			or units	units of	units or	shares,
	underlying	underlying	underlying			of stock	stock	other	units or
	unexercised	unexercised	unexercised	Option		that have	that	rights	other rights
	options	options	unearned	exercise	Option	not	have not	that have	that have
	exercisable	unexercisable	options	price	expiration	vested	vested	not vested	not vested
Name	(#)	(#)	(#)	($)	date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Randall G. Rupp, Ph.D.	—	70,079(5)	—	20.32	12/18/2016	—	—	—	—
	—	4,921(5)	—	20.32	12/18/2016	—	—	—	—
	10,159	47,659(6)	—	11.64	12/19/2015	—	—	—	—
	8,591	8,591(6)	—	11.64	12/19/2015	—	—	—	—
	18,750	26,963(3)	—	9.49	12/15/2014	—	—	—	—
	—	10,537(3)	—	9.49	12/15/2014	—	—	—	—
	—	7,692(7)	—	13.00	12/15/2013	—	—	—	—
	12,500	4,808(7)	—	13.00	12/15/2013	—	—	—	—
	—	29,902(8)	—	8.50	12/20/2012	—	—	—	—
	—	3,431(8)	—	8.50	12/20/2012	—	—	—	—
	—	15,000(8)	—	8.50	12/18/2011	—	—	—	—
	—	8,594(8)	—	8.50	1/5/2011	—	—	—	—
	—	1,405(8)	—	8.50	1/5/2011	—	—	—	—
____________________

(1)	This stock option award was granted to the Named Officer on December 18, 2006 and vests at a rate of 25% per year over the first four years of the option term.

(2)	This stock option award was granted to the Named Officer on December 19, 2005 and vests at a rate of 25% per year over the first four years of the option term.

(3)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 15, 2004. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(4)	These two stock option awards (both non-qualified stock options) were granted to the Named Officer on December 15, 2003. The combined stock option award vests at a rate of 25% per year over the first four years of the option term.

(5)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 18, 2006. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(6)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 19, 2005. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(7)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 15, 2003. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(8)	The stock option award was granted to the Named Officer on January 5, 2005, and vests 100% any time after January 5, 2008, if the Company’s products achieve gross sales of at least $100 million during any consecutive twelve-month period (either directly by the Company or through its licensees).

Option Exercises and Stock Vested

     The following table and explanatory footnotes provide information with regard to amounts received by our Named Officers during 2006 as a result of the exercise of stock options.

OPTION EXERCISES AND STOCK VESTED

	Option awards		Stock awards
	Number of	Value	Number of	Value
	shares	realized	shares	realized
	acquired	upon	acquired	on
	on exercise	exercise	on vesting	vesting
Name	(#)	($)(1)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Leonard S. Schleifer, M.D., Ph.D.	150,000	2,019,801	—	—
George D. Yancopoulos, M.D., Ph.D.	—	—	—	—
Murray A. Goldberg	42,725	668,212	—	—
Neil Stahl, Ph.D.	100,000	935,010	—	—
Randall G. Rupp, Ph.D.	163,750	1,681,543	—	—
____________________

(1)	Amounts reflect the difference between the exercise price of the option(s) and the closing price per share of the Company’s common stock on the NASDAQ Global Market on the exercise date(s).

Equity Compensation Plan Information

     The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2006.

	(a)	(b)	(c)
Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column(a))
Equity compensation plans approved by	15,542,505 shares	$15.54	4,132,249 shares
security holders (1)	of Common Stock		of Common Stock (3)
Equity compensation plans not approved	0	$ 0.00	44,246 shares of
by security holders (2)			Class A Stock
Total	15,542,205 shares	$15.54	4,176,495 shares
	of Common Stock		of Common Stock
and Class A Stock
____________________

(1)	The equity compensation plans approved by the security holders are the 2000 Long-Term Incentive Plan and the 1990 Long-Term Incentive Plan.

(2)	The equity compensation plan not approved by the security holders is the Executive Stock Purchase Plan which is described in note 14(b) to the audited financial statements for the year ended December 31, 2006.

(3)	There is no restriction to the number of shares that may be issued under the 2000 Long-Term Incentive Plan in the form of Restricted Stock.

Post-Employment Compensation

     The tables on pages 30 and 32 reflect the severance benefits available to our Named Officers. For our Chief Executive Officer, we show the amounts payable upon his voluntary termination, involuntary or not-for-cause termination, termination in connection with a corporate change of control, and in the event of his disability or death. For the other Named Officers, the only post-termination compensation arrangement is through our change of control severance plan. Consequently, the only amounts payable to them are upon an involuntary or not-for-cause termination in connection with a corporate change of control.

     Leonard S. Schleifer, M.D., Ph.D., Employment Agreement

     We entered into an employment agreement with our Chief Executive Officer, Dr. Schleifer, effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003 and continuing thereafter on a year-by-year basis. Pursuant to this agreement, we agreed that in the event that Dr. Schleifer’s employment is terminated by us other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination, together called an “involuntary termination”), we will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average bonus paid over the prior three years. This amount will be paid in a lump sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for eighteen months. Subject to the discussion in the following paragraph, in the event that Dr. Schleifer’s employment is terminated for any reason other than for cause, all of his unvested stock options will continue to vest in accordance with the terms of the applicable award grant and he will be entitled to exercise the stock options throughout their original term, which is generally ten years from the date of grant.

     Upon an involuntary termination within three years after a change of control of the Company or within three months prior to such a change of control, we will pay Dr. Schleifer an amount equal to three times the sum of his annual base salary plus his average bonus over the prior three years. This amount will be paid in a lump sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for thirty-six months. Upon such an involuntary termination in connection with a change of control, Dr. Schleifer’s outstanding stock options will vest immediately and remain exercisable throughout their original term, which is generally ten years from the date of grant. If aggregate severance payments to Dr. Schleifer in connection with a change of control exceed certain thresholds set forth in the Internal Revenue Code, then we will pay him an additional amount to cover any resulting excise tax obligations, unless the excise taxes could be eliminated by reducing Dr. Schleifer’s cash severance payments and benefits under the agreement by less than ten percent, in which case such benefits and payments will be reduced accordingly.

     The following table reflects the potential payments to our Chief Executive Officer upon his termination or resignation effective December 29, 2006, under different scenarios, including following a change of control, as well as upon death or disability.

Potential Severance Payments Under Dr. Schleifer’s Employment Agreement

			Medical &				Value of
	Cash		Insurance		Death	Disability	Accelerated Stock	Total
	Severance		Continuation		Benefits [6]	Benefits	Options	Amount
Involuntary Termination
Following a Change
of Control	$2,885,270	[1]	$82,045	[2]	—	—	$3,324,980 [3]	$6,292,295 [1]
Involuntary Termination	$1,280,542	[4]	$41,023	[5]	—	—	—	$1,321,565
Death	—		$41,023	[5]	—	—	—	$41,023
Disability	—		$41,023	[5]	—	$359,625 [7]	—	$400,648
____________________

(1)	Equal to three times the sum of (i) Dr. Schleifer’s 2006 base salary and (ii) the average bonus paid to Dr. Schleifer over the prior three years, reduced by $188,030 to cut back his severance payments below an amount that would trigger excise tax payments under the Internal Revenue Code. For purposes of this calculation (i) we used Dr. Schleifer’s 2006 base salary and the bonuses paid to Dr. Schleifer in 2004, 2005, and 2006, for performance in 2003, 2004, and 2005, (ii) we assumed that Dr. Schleifer received his 2006 bonus described in the Summary Compensation Table on page 23, (iii) for purposes of determining whether Dr. Schleifer was entitled to receive a gross-up payment under the terms of his employment agreement, we took into consideration the fact that Dr. Schleifer’s stock options continue to vest according to their original vesting schedule following an involuntary termination (other than in connection with a change of control), (iv) we assumed a 5.5% annual increase in medical, dental, and life insurance premiums for 2007, 2008, and 2009, (v) we assumed that the medical insurance benefits received in 2007, 2008, and 2009 would be taxable and Dr. Schleifer is eligible for a tax gross-up for these benefits under the terms of his employment agreement, and (vi) although Dr. Schleifer’s employment agreement provides for restrictive covenants, including a six-month non-compete obligation, no specific value has been ascribed to these covenants solely for purposes of this calculation.

(2)	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental and life insurance benefits for thirty-six months.

(3)	Equal to the aggregate amount of the differences between the exercise prices of Dr. Schleifer’s accelerated stock options and the closing sales price per share of the Company’s common stock on the NASDAQ Global Market on December 29, 2006.

(4)	Equal to 1.25 times the sum of (i) Dr. Schleifer’s 2006 base salary and (ii) the average bonus paid to Dr. Schleifer over the past three years. For purposes of this calculation, we used Dr. Schleifer’s bonuses paid in 2004, 2005, and 2006 and assumed that Dr. Schleifer received his 2006 bonus described in the Summary Compensation Table on page 23.

(5)	Equal to the estimated cost of providing Dr. Schleifer and/or his dependents medical, dental, and life insurance benefits for eighteen months.

(6)	We maintain $1 million of term life insurance covering Dr. Schleifer payable to his designated beneficiary.

(7)	Represents 35% of Dr. Schleifer’s 2006 salary over a period of eighteen months. We have assumed long-term disability coverage exists pursuant to Dr. Schleifer’s employment agreement for the remaining 65% of Dr. Schleifer’s salary.

     Change in Control Severance Plan

     Each of the Named Officers, other than our Chief Executive Officer, participates in our change in control severance plan that was adopted by the board of directors on January 20, 2006. The purposes of the plan are (i) to help us retain key employees, (ii) to help maintain the focus of such employees on our business and to mitigate the distractions caused by the possibility that we may be the target of an acquisition, and (iii) to provide certain benefits to such employees in the event their employment is terminated (or constructively terminated) after, or in contemplation of, a change in control.

     Under the plan, each participant is entitled to receive a cash severance payment in an amount equal to one, or in designated cases, including the Named Officers other than Dr. Schleifer, two, times the sum of the participant’s annual base salary and his or her average bonus over the prior three years if, within twenty-four months after or six months before a change in control, either the participant resigns his or her employment for Good Reason (as defined in the plan) or the participant’s employment is terminated by the Company for any reason other than Cause (as defined in the plan). This amount will be paid in a lump sum severance payment. A participant so terminated is also entitled to receive a pro rata bonus for the year in which he or she is terminated based on the portion of the year the participant was employed by us. In addition, for either one or two years, as the case may be, plan participants will receive continuation of health care coverage and welfare benefits provided by us, to the extent permitted by our benefit plans, at a cost no greater than what the participant’s cost would have been if he or she had continued employment.

     In the event that a plan participant resigns his or her employment for Good Reason, or the participant’s employment is terminated by the Company for any reason other than Cause, in either case within twenty-four months after or six months before a change in control, then the participant’s stock options and other equity awards granted under our long-term incentive plans that would have vested prior to or upon the change in control will become vested on the change in control date, and the exercise period of such equity awards, and other equity awards held by the participant that otherwise would have expired, will be extended to the later of (i) thirty days following the first date after a change in control in which the shares underlying the equity award may be traded, and (ii) the permitted exercise date in the plan or grant assuming the change in control happened immediately prior to the participant’s termination. However, in no event will any stock option or other equity award be extended (i) beyond the expiration date of the grant, or (ii) such that the grant will be subject to the additional tax under Section 409A of the Internal Revenue Code.

     In the event that a participant would become subject to a “golden parachute” excise tax under Section 4999 of the Internal Revenue Code as a result of severance benefits and payments, the severance benefits and payments owed to the participant shall be reduced to an amount one dollar less than the amount that would subject the participant to the excise tax, unless the total severance benefits/payments net of the excise taxes are greater than the amount that the participant would receive following any such reduction.

     The following table shows the potential payments to our Named Officers (other than our Chief Executive Officer) upon their termination (other than for Cause) or resignation for Good Reason, in the two years following, or the six months prior to, a change of control. The table assumes an effective termination or resignation date of December 29, 2006.

Potential Payments Under Change of Control Severance Plan

		Medical &	Value of
	Cash	Insurance	Accelerated Stock	Total
	Severance [1]	Continuation [2]	Options [3]	Amount
George D. Yancopoulos, M.D., Ph.D.	$1,567,933	$65,954	$8,341,412	$9,975,299
Murray A. Goldberg	$904,432	$50,549	$1,486,709	$2,441,691
Randall G. Rupp, Ph.D.	$698,632	$56,189	$1,634,214	$2,389,035
Neil Stahl, Ph.D.	$545,194	$31,088	$2,880,651	$3,456,933
____________________

(1)	Equal to two times the sum of (i) the Named Officer’s 2006 base salary and (ii) the average bonus paid to the Named Officer over the prior three years. In the case of Mr. Goldberg, Dr. Rupp, and Dr. Stahl, such cash severance amounts have been reduced by $105,968, $154,901, and $345,006, respectively, to reduce severance payments below an amount that would trigger excise tax payments under the Internal Revenue Code. For purposes of this calculation, (i) we used base salaries paid to the Named Officers in 2006, and bonuses paid to the Named Officers in 2004, 2005, and 2006, for performance in 2003, 2004, and 2005, (ii) we assumed that each Named Officer received his 2006 bonus described in the Summary Compensation Table on page 23, (iii) for purposes of determining whether each Named Officer was entitled to receive a gross-up payment under the terms of the change in control severance plan, we took into consideration the fact that each Named Officer’s stock options vest and remain exercisable for the lesser of (a) the remaining option term or (b) one year (two years in the case of retirement-eligible executives, including Mr. Goldberg and Dr. Rupp) following an involuntary termination without Cause or termination for Good Reason following a change in control; and parachute payments for time vesting stock options were valued using Internal Revenue Code Revenue Procedure 2003-68 Safe Harbor and Treas. Reg. Section 1.28G-1 Q&A 24(c), (iv) we assumed a 5.5% annual increase in medical, dental, and life insurance premiums for 2007 and 2008, (v) we assumed that the medical insurance benefits received in 2007 and 2008 would be taxable and the Named Officers would be eligible for a tax gross-up for these benefits under the terms of the change in control severance plan, and (vi) although the change in control severance plan provides for restrictive covenants, including a one-year convenant prohibiting the solicitation of company employees, no specific value has been ascribed to these covenants.

(2)	Equal to the estimated cost of providing each Named Officer and his dependents medical, dental, and life insurance benefits for twenty-four months, plus the estimated cost of providing each Named Officer financial/tax advisory and preparatory services for twenty-four months.

(3)	Equal to the aggregate amount of the differences between the exercise prices of each Named Officer’s accelerated “in-the-money” stock options and the closing sales price per share of the Company’s common stock on the NASDAQ Global Market on December 29, 2006 of $20.07. The amounts include the acceleration of stock options granted to these Named Officers in January 2005 as part of a stock option exchange program. Dr. Schleifer was not eligible to participate in the stock option exchange program.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

OTHER MATTERS

When are shareholder proposals due for the 2008 Annual Meeting of Shareholders?

     A shareholder wishing to present a proposal at the 2008 Annual Meeting of Shareholders must submit the proposal in writing and be received by the Company at its principal executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591 by January 5, 2008, and must satisfy the other conditions established by the Securities and Exchange Commission for such inclusion, in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

     Under our By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the 2008 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 90 days and no later than 60 days prior to the meeting; provided that if less than 70 days notice or public disclosure of the date of the 2008 Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was first mailed or such public disclosure of the annual meeting was made, whichever first occurs. The notice must contain certain information as specified in our By-Laws. Assuming our 2008 Annual Meeting is held on June 13, 2008 in accordance with the Company’s past practice, and at least 70 days’ notice or prior public disclosure of the date of the 2008 Annual Meeting is given or made to shareholders, notice of such proposals would need to be given no earlier than March 15, 2008 and no later than April 14, 2008. Any proposal received outside of such dates will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

What happens if multiple shareholders share an address?

     Applicable rules permit brokerage firms and the Company to send one Annual Report and proxy statement to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” We believe that householding will provide greater convenience for our shareholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to your home. Consequently, we have implemented the practice of householding for shares held in “street name” and intend to deliver only one Annual Report and one proxy statement to multiple shareholders sharing the same address. If you wish to receive a separate proxy statement for the 2007 Annual Meeting or a 2006 Annual Report, you may find these materials at our internet website (www.regeneron.com) or you may stop householding for your account and receive separate printed copies of these materials by contacting our Investor Relations Department, at Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, or by calling us at 914-345-7400 and these materials will be promptly delivered to you. If you hold shares registered in your name (sometimes called a shareholder of record), you can elect householding for your account by contacting us in the same manner described above. Any shareholder may stop householding for your account by contacting our Investor Relations Department at the address and/or phone number included above. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of our disclosure documents.

Are there any other matters to be addressed at the Annual Meeting?

     We know of no other matters to be brought before the Annual Meeting, except as set forth in this proxy statement. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely submitted proxies will be voted on any such matter in accordance with the judgment of the persons named as proxies in the enclosed proxy card. Discretionary authority for them to do so is contained in the enclosed proxy card.

Who will pay the costs related to this proxy statement and the Annual Meeting?

     The solicitation of proxies is being made on behalf of the Company and we will bear the costs of the solicitation. We will be responsible for paying for all expenses to prepare, print and mail the proxy materials to shareholders. In accordance with the regulations of the Securities and Exchange Commission, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to the solicitation by use of the mails, our officers, directors, and employees may solicit the return of proxies by telephone, telegram, or personal interviews.

When can you expect to receive a 2006 Annual Report?

     Our Annual Report for the year ended December 31, 2006 is being mailed or made available electronically to shareholders together with these proxy materials. Both the Annual Report and this proxy statement will be posted at our corporate website (www.regeneron.com) soon after they are distributed to shareholders. In addition, interested shareholders may obtain without charge a copy of our Annual Report on Form 10-K (without exhibits), which includes our audited financial statements for the fiscal year ended December 31, 2006, required to be filed with the Securities and Exchange Commission, by making a written request to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Investor Relations, or by calling our Investor Relations Department at (914) 345-7400.

In the future, how can you receive the Company’s proxy materials and annual report electronically instead of receiving these materials through the mail?

     Instead of receiving copies of future Company proxy statements and annual reports in the mail, shareholders may elect to receive an e-mail with a link to these documents on the Internet. Receiving these documents online saves the Company the cost of producing and mailing documents to your home or business and gives you an automatic link to the proxy voting site.

     If your shares are registered in your name or you hold shares in the Company Stock Fund in the Company’s 401(k) Savings Plan, to enroll in the electronic delivery service, vote your shares through the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. If your shares are not registered in your name, to enroll in the electronic delivery service, check the information provided to you by your bank or broker, or contact your bank or broker for instructions on how to elect to view future proxy statements and annual reports over the Internet.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
REGENERON PHARMACEUTICALS, INC.

I. AUTHORITY

     The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Regeneron Pharmaceuticals, Inc. (the “Corporation”) is established pursuant to Article II, Section 4 of the Corporation’s Bylaws and Section 712 of the New York Business Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II. PURPOSE OF THE COMMITTEE

     The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control and legal compliance functions of the Corporation, including, without limitation, (a) assisting the Board in its oversight function by monitoring (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Corporation’s independent auditors’ qualifications and independence, and (iv) the performance of the Corporation’s independent auditors and the Corporation’s internal audit function, if applicable, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditors and the financial and senior management of the Corporation.

III. COMPOSITION OF THE COMMITTEE

     Each member of the Committee shall be an “independent” director within the meaning of the Nasdaq Stock Market (the “Nasdaq”) rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the Nasdaq rules, under exceptional and limited circumstances, one director who does not meet certain of the criteria for “independence” may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its shareholders and the Corporation discloses in the annual proxy statement the nature of such person’s relationship and the reasons for the Board’s determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. “Financial literacy” shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or senior officer with financial oversight responsibilities. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

IV. MEETINGS OF THE COMMITTEE

     The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet separately on a periodic basis with (i) management, (ii) the Chief Audit Executive, if applicable, and (iii) the Corporation’s independent auditors to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.

V. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

     In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee’s charter. the charter must specify: (i) the scope of the Committee’s responsibilities and how it carries out those responsibilities (ii) the ultimate accountability of the Corporation’s independent auditors to the Board and the Committee, (iii) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Corporation’s independent auditors, (iv) the Committee’s role in reviewing a formal written statement submitted to the Committee by the Corporation’s independent auditors, delineating all relationships between the independent auditors and the Corporation, and (v) that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any such disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

The following are within the authority of the Committee:

Selection and Evaluation of Independent Auditors

            (a)     Select, in its sole discretion, (subject to ratification by the Corporation’s shareholders), the independent auditors that will audit the financial statements of the Corporation and its subsidiaries for each fiscal year;

            (b)     Review and, in its sole discretion, approve in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 (the “Act”), all permitted non-audit engagements and relationships between the Corporation and such auditors. Approval of audit and permitted non-audit services may also be granted by one or more members of the Committee as shall be designated by the Committee and the person granting such approval shall report such approval to the Committee at the next scheduled meeting.

            (c)     Review the performance of the Corporation’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant.

            (d)     Obtain at least annually from the Corporation’s independent auditors and review a report describing all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category). The Committee should present its conclusions with respect to the above matter, as well as its review of the lead partner of the independent auditors;

            (e)     Evaluate the independence of the Corporation’s independent auditors by, among other things:

(i)	Actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors’ independence;

(ii)	Inquiring to confirm that the lead audit partner and reviewing audit partner responsible for the audit of the Corporation’s financials statements have not performed audit services for the Corporation for more than the previous five consecutive fiscal years of the Corporation; and

(iii)	Inquiring to confirm that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Corporation, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Corporation’s audit;

            (f)     Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to shareholder ratification), evaluation and termination of the Corporation’s independent auditors;

            (g)     Review the experience and qualifications of the senior members of the independent auditors’ team;

Oversight and Evaluation of Internal Audit

            (h)     Evaluate the internal audit process for establishing the annual audit plan and the focus on risk;

            (i)     Evaluate the audit scope and role of internal audit;

            (j)     Consider and review with management:

(i)	The planned scope of the internal audit plan;

(ii)	The internal audit budget;

(iii)	Significant findings and management’s response including the timetable for implementation to correct weaknesses; and

(iv)	Any difficulties encountered in the course of the internal audit such as restrictions on the scope of their work or access to information;

            (k)     Review and approve the appointment and replacement of the Company’s Chief Audit Executive (CAE), if applicable, and any outside entities supplying internal audit services and evaluate on an annual basis the performance of the CAE and any such entities.

Annual Audit and Quarterly Reviews

            (l)     Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan’s progress and results during the year;

            (m)     Confirm through private discussions with the Corporation’s independent auditors and the Corporation’s management that no management restrictions are being placed on the scope of the independent auditors’ work and discuss any disagreement between the independent auditors and management;

            (n)     Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors;

            (o)     Review with management, the Corporation’s independent auditors and, if applicable, the Chief Audit Executive, the following:

(i)	The Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and any major issues related thereto;

(ii)	Critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation’s financial statements;

(iii)	Major issues regarding accounting principles and financial statements, presentations, including (A) any significant changes in the Corporation’s selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Corporation’s financial statements;

(iv)	All alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

(v)	The methods used to account for significant unusual transactions;

(vi)	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

(vii)	The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

(viii)	Management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;

(ix)	Significant recorded and unrecorded audit adjustments;

(x)	Any material accounting issues among management and the independent auditors;

(xi)	All other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

(xii)	Other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

            (p)     Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies;

            (q)     Confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s independent auditors and review with management and the independent auditors results of the independent auditors’ review of the interim financial statements;

            (r)     Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

(i)	Significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Corporation’s independent auditors;

(ii)	Fraud that involves management or other employees of the Corporation; and

(iii)	Significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

            (s)     Periodically review with the Chief Financial Officer, and Chief Executive Officer, as applicable, the quality of earnings, including the following:

Overall consistency of accounting policies from year to year or quarter to quarter Overall degree of estimation or subjectivity in determining operating results

  Transparency of footnote disclosures

  Complexity of MD&A and discussion of non-recurring, unusual transactions

  Presence of pro forma measures of operating results

  Disclosure of related party transactions

  Trend in reserve balances

  Uncertainties and contingencies disclosed in footnotes and MD&A;

            (t)     Attempt to resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;

            (u)     Review on a regular basis with the Corporation’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i)	Any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise); and

(ii)	Any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation;

            (v)     Review the Corporation’s earnings press releases (including, if applicable, the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles);

Financial Reporting Process and Internal Controls

            (w)     Review the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures and disclosure procedures through inquiry and discussions with management of the Corporation and the Corporation’s independent auditors;

            (x)     Review the yearly report prepared by management, and attested to by the Corporation’s independent auditors, assessing the effectiveness of the Corporation’s internal control structure and procedures for financial reporting and stating management’s responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation’s annual report;

            (y)     Review with management the Corporation’s administrative, operational and accounting internal controls, including controls and security of the computerized information systems and any special audit steps adopted in light of material control deficiencies, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

            (z)     Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the Public Company Accounting Oversight Board, affecting internal control, as per paragraphs (w) and (x) above;

            (aa)     Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation. The nature of such reports will be discussed between the Committee, management of the Corporation, and the Corporation’s independent auditors;

            (bb)     Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

Other Matters

            (cc)     Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

            (dd)     Prepare the report required by the SEC to be included in each annual proxy statement;

            (ee)     Review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets.;

            (ff)     Obtain from the independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934, if applicable;

            (gg)     Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and to any advisors employed by the Committee;

            (hh)     Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

            (ii)     Instruct the Corporation to establish a policy requiring Committee approval before the Corporation may hire employees of the independent auditors who were engaged on the Corporation’s account;

            (jj)     Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

            (kk)     Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

            (ll)     Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function;

            (mm)     Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee’s charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

            (nn)     Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as may be required by law or the rules of Nasdaq, including such matters the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

(1)	Report regularly to the Board on its activities, as appropriate;

(2)	Exercise reasonable diligence in gathering and considering all material information;

(3)	Understand and weigh alternative courses of conduct that may be available;

(4)	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

(5)	If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

(6)	Provide management and the Corporation’s independent auditors with appropriate opportunities to meet privately with the Committee.

* * *

     While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

     In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct field work or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

**********

REGENERON PHARMACEUTICALS, INC.
777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NY 10591-6707

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 7, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Regeneron Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 7, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regeneron Pharmaceuticals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	REGEN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
REGENERON PHARMACEUTICALS, INC.

The Board of Directors recommends a vote FOR the Proposals.

1.	Election of Directors		For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:
	01) Leonard S. Schleifer, M.D., Ph.D. 02) Eric M. Shooter, Ph.D. 03) George D. Yancopoulos, M.D., Ph.D.		☐	☐	☐

							For	Against	Abstain

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.						☐	☐	☐

In their discretion, the named proxies may vote on such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ABOVE. IF YOU SIGN AND TIMELY RETURN YOUR PROXY CARD BUT DO NOT INDICATE HOW THESE SHARES ARE TO BE VOTED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

IMPORTANT

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed postage-prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned a proxy.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY

Note: Please sign exactly as your name or names appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

ANNUAL MEETING OF SHAREHOLDERS OF

REGENERON PHARMACEUTICALS, INC.

June 8, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach and mail in the envelope provided. ê

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
REGENERON PHARMACEUTICALS, INC.

The undersigned hereby appoints Leonard S. Schleifer, M.D., Ph.D. and Stuart A. Kolinski, and each of them individually, as lawful proxies, with full power of substitution, and hereby authorizes them, and each of them individually, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock and Class A Stock of Regeneron Pharmaceuticals, Inc. which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company to be held on June 8, 2007 or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

(Continued, and to be marked, dated, and signed on the reverse side)